Exhibit 10.12

STOCKHOLDERS AGREEMENT

DATED AS OF [                              ], 2017

AMONG

GARDNER DENVER HOLDINGS, INC.

AND

THE OTHER PARTIES HERETO

Table of Contents

Page

ARTICLE I. INTRODUCTORY MATTERS	1
1.1 Defined Terms	1
1.2 Construction	3
ARTICLE II. CORPORATE GOVERNANCE MATTERS	4
2.1 Election of Directors	3
2.2 Consent Rights	5
2.3 Permitted Disclosure	6
ARTICLE III. INFORMATION	6
3.1 Books and Records; Access	6
3.2 Certain Reports	6
ARTICLE IV. GENERAL PROVISIONS	7
4.1 Termination	7
4.2 Notices	7
4.3 Amendment; Waiver	8
4.4 Further Assurances	8
4.5 Assignment	8
4.6 Third Parties	8
4.7 Governing Law	8
4.8 Jurisdiction; Waiver of Jury Trial	8
4.9 Specific Performance	9
4.10 Entire Agreement	9
4.11 Severability	9
4.12 Table of Contents, Headings and Captions	9
4.13 Counterparts	9
4.14 Effectiveness	10
4.15 No Recourse	10

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STOCKHOLDERS AGREEMENT

This Stockholders Agreement is entered into as of [          ], 2017 by and among Gardner Denver Holdings, Inc., a Delaware corporation (the “Company”), and each of the other parties identified on the signature pages hereto (the “Investor Parties”).

BACKGROUND:

WHEREAS, the Company is currently contemplating an underwritten initial public offering (“IPO”) of shares of its Common Stock (as defined below); and

WHEREAS, in connection with, and effective upon, the date of completion of the IPO (the “Closing Date”), the Company and the Investor Parties wish to set forth certain understandings between such parties, including with respect to certain governance matters.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I.
INTRODUCTORY MATTERS

1.1              Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” means this Stockholders Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company.

“Change in Control” means any transaction or series of related transactions (whether by merger, consolidation, recapitalization, liquidation or sale or transfer of Common Stock or assets (including equity securities of the Subsidiaries) or otherwise) as a result of which any Person or group, within the meaning of Section 13(d)(3) of the Exchange Act (other than the Investor Parties and their respective Affiliates, any group of which the foregoing are members and any other members of such a group), obtains ownership, directly or indirectly, of (i) Common Stock that represent more than 50% of the total voting power of the outstanding capital stock of the Company or applicable successor entity or (ii) all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

“Closing Date” has the meaning set forth in the Background.

“Company” has the meaning set forth in the Preamble.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Director” means any member of the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Investor Parties” has the meaning set forth in the Preamble.

“IPO” has the meaning set forth in the Background.

“KKR Designee” has the meaning set forth in Section 2.1(b).

“KKR Group” means the entities listed on the signature pages hereto under the heading “KKR Group.”

“KKR Entities” means the entities comprising the KKR Group, their Affiliates and their respective successors and Permitted Assigns.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Permitted Assigns” means with respect to a KKR Entity, a Transferee of shares of Common Stock that agrees to become party to, and to be bound to the same extent as its Transferor by the terms of, this Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

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“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Total Number of Directors” means the total number of Directors comprising the Board.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

1.2              Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.

ARTICLE II.
CORPORATE GOVERNANCE MATTERS

2.1              Election of Directors.

(a)                Following the Closing Date, the KKR Group shall have the right, but not the obligation, to nominate to the Board a number of designees equal to at least: (i) a majority of the Total Number of Directors, so long as the KKR Entities collectively beneficially own 50% or more of the outstanding shares of Common Stock; (ii) 40% of the Total Number of Directors, in the event that the KKR Entities collectively beneficially own 40% or more, but less than 50%, of the outstanding shares of Common Stock; (iii) 30% of the Total Number of Directors, in the event that the KKR Entities collectively beneficially own 30% or more, but less than 40%, of the outstanding shares of Common Stock; (iv) 20% of the Total Number of Directors, in the event that the KKR Entities collectively beneficially own 20% or more, but less than 30%, of the outstanding shares of Common Stock; and (v) 10% of the Total Number of Directors, in the event that the KKR Entities collectively beneficially own 5% or more, but less than 20%, of the outstanding shares of Common Stock. For purposes of calculating the number of Directors that the KKR Group is entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., one and one quarter (1 1/4) Directors shall equate to two (2) Directors), and any such calculations shall be made after taking into account any increase in the Total Number of Directors.

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(b)               In the event that the KKR Group has nominated less than the total number of designees the KKR Group shall be entitled to nominate pursuant to Section 2.1(a), the KKR Group shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable Law (including with respect to fiduciary duties under Delaware law), to (x) enable the KKR Group to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board or otherwise, and (y) designate such additional individuals nominated by the KKR Group to fill such newly-created vacancies or to fill any other existing vacancies. Each such individual whom the KKR Group shall actually nominate pursuant to this Section 2.1 and who is thereafter elected to the Board to serve as a Director shall be referred to herein as a “KKR Designee”.

(c)                In the event that a vacancy is created at any time by the death, retirement or resignation of any Director designated pursuant to this Section 2.1, the remaining Directors and the Company shall, to the fullest extent permitted by applicable Law (including with respect to fiduciary duties under Delaware law), cause the vacancy created thereby to be filled by a new designee of the KKR Group as soon as possible, and the Company hereby agrees to take, to the fullest extent permitted by applicable Law (including with respect to fiduciary duties under Delaware law), at any time and from time to time, all actions necessary to accomplish the same.

(d)               The Company agrees, to the fullest extent permitted by applicable Law (including with respect to fiduciary duties under Delaware law), to include the individuals designated pursuant to this Section 2.1 in the slate of nominees recommended by the Board for election at any meeting of stockholders called for the purpose of electing Directors and to use its best efforts to cause the election of each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof.

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2.2              Consent Rights.

(a)                For so long as the KKR Entities collectively beneficially own at least 25% of the outstanding shares of Common Stock, the following actions by the Company or any of its Subsidiaries shall require the approval of each KKR Designee, in addition to the Board’s approval (or the approval of the required governing body of any Subsidiary of the Company):

(i)                 entering into or effecting a Change in Control;

(ii)               entering into any agreement providing for the acquisition or divestiture of assets or equity security of any Person, in each case providing for aggregate consideration in excess of $25 million;

(iii)             entering into any joint venture or similar business alliance having a fair market value as of the date of formation thereof (as reasonably determined by the Board) in excess of $25 million;

(iv)             initiating a voluntary liquidation, dissolution, receivership, bankruptcy or other insolvency proceeding involving the Company or any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Exchange Act;

(v)               any material change in the nature of the business of the Company or any Subsidiary, taken as a whole;

(vi)             any redemption, acquisition or other purchase of any shares of Common Stock (a “Repurchase”) other than Repurchases in accordance with any existing compensation plan of the Company or any Subsidiary or a Repurchase from an employee in connection with such employee’s termination of employment with the Company or any Subsidiary;

(vii)           any payment or declaration of any dividend or other distribution on any shares of Common Stock or entering into any recapitalization transaction the primary purpose of which is to pay a dividend;

(viii)         the incurrence of indebtedness for borrowed money (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another Person) in an aggregate principal amount in excess of $50 million, other than (x) the incurrence of trade payables arising in the ordinary course of business of the Company and its Subsidiaries or (y) borrowings under the Company’s revolving credit facility (or amendments, extensions, or replacements thereof);

(ix)             terminating the employment of the Chief Executive Officer of the Company or hiring a new Chief Executive Officer of the Company;

(x)               increasing or decreasing the size of the Board;

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(xi)             amending or waiving any provision of the equity and/or employment agreements, contracts, awards and/or other arrangements between the Company, and/or any Subsidiary on the one hand, and executive officers of the Company and/or any Subsidiary, on the other hand, as in effect on the date hereof, provided that the foregoing clause shall not apply in respect of any amendment or waiver insofar as it relates to the voting or disposition of Common Stock or securities that are or could become convertible into, or exercisable or exchangeable for, Common Stock.

(xii)           any transaction with or involving any Affiliate of the Company or any Affiliate of any stockholder of the Company that beneficially owns in excess of ten percent (10%) of the voting power of the Company (in each case, other than any KKR Entity), other than any transaction or series of related transactions in the ordinary course of business and on arms-length third-party terms and in an amount less than $5 million; and

(xiii)         settlement of any litigation to which the Company or any Subsidiary is a party involving the payment by the Company or any Subsidiary of an amount equal to or greater than $15 million.

2.3              Permitted Disclosure. Each KKR Designee is permitted to disclose to the KKR Entities information about the Company and its Affiliates he or she receives as a result of being a Director.

ARTICLE III.
INFORMATION

3.1              Books and Records; Access. The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. The Company shall, and shall cause its Subsidiaries to, permit the KKR Entities and their respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used its best efforts to provide such information to the KKR Entities without the loss of any such privilege and notified the KKR Entities that such information has not been provided.

3.2              Certain Reports. The Company shall deliver or cause to be delivered to the KKR Entities, at their request:

(a)                to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries; and

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(b)               such other reports and information as may be reasonably requested by the KKR Entities;

provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used its best efforts to enter into an arrangement pursuant to which it may provide such information to the KKR Entities without the loss of any such privilege.

ARTICLE IV.
GENERAL PROVISIONS

4.1              Termination. This Agreement shall terminate on the earlier to occur of (a) such time as the KKR Group is no longer entitled to nominate a Director pursuant to Section 2.1(a) and (b) upon the delivery of a written notice by the KKR Group to the Company requesting that this Agreement terminate.

4.2              Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid), sent by reputable overnight courier service (charges prepaid) or sent by facsimile, to the Company at the address or facsimile number set forth below and to any other recipient at the address or facsimile number indicated on the Company’s records, or at such address or facsimile number or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when, the day delivered personally, five (5) days after deposit in the U.S. mail, one (1) day after deposit with a reputable overnight courier service, or the day sent by facsimile (receipt confirmed).

The Company’s address is:

Gardner Denver Holdings, Inc.

222 East Erie Street, Suite 500

Milwaukee, Wisconsin 53202

Attention: General Counsel

Fax: (414) 212-4725

with a copy (not constituting notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Richard Fenyes, Esq.

Fax: (212) 455-2502

The KKR Entities’ address is:

Kohlberg Kravis Roberts & Co.

9 West 57th Street

New York, New York 10019

Attention: Peter Stavros

Fax: (212) 750-0003

with a copy (not constituting notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Richard Fenyes, Esq.

Fax: (212) 455-2502

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4.3              Amendment; Waiver. This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the Company and the other parties hereto. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

4.4              Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held and resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any KKR Entity being deprived of the rights contemplated by this Agreement.

4.5              Assignment. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of the other parties hereto, and any attempted assignment, without such consents, will be null and void; provided, however, that each KKR Entity shall be entitled to assign, in whole or in part, to any of its Permitted Assigns without such prior written consent any of its rights hereunder.

4.6              Third Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto or create or establish any third-party beneficiary hereto.

4.7              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof.

4.8              Jurisdiction; Waiver of Jury Trial. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties unconditionally accepts the jurisdiction and venue of the Delaware Court of Chancery or, if the Delaware Court of Chancery does not have subject matter jurisdiction over this matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Delaware, and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 4.2. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

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4.9              Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

4.10          Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

4.11          Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (a) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (b) as to such Person or circumstance or in such jurisdiction, such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (c) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

4.12          Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

4.13          Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

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4.14          Effectiveness. This Agreement shall become effective upon the Closing Date.

4.15          No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities that are expressly identified as parties hereto, and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

COMPANY

GARDNER DENVER HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to Stockholders Agreement]

KKR GROUP:

KKR RENAISSANCE AGGREGATOR L.P.

By:	KKR Renaissance Aggregator GP LLC, its general partner

By:
Name:
Title:

[Signature Page to Stockholders Agreement]